SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 31, 2008
GRUBB & ELLIS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
formation)
1551 N. Tustin Ave., Suite 300, Santa Ana, California 92705

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (714) 667-8252
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On October 31, 2008, Grubb & Ellis Company (the “Company”), through GERA Danbury, LLC, a subsidiary of the Company’s wholly owned subsidiary GERA Property Acquisition, LLC, entered into an agreement with Matrix Connecticut, LLC (“Matrix”), to sell the property located at 39 Old Ridgebury Road, Danbury, Connecticut (the “Property”), for a purchase price of $76,000,000 (the “Danbury Purchase Agreement”). Under the terms of its credit facility with Deutsche Bank, the Property is one of three (3) real estate assets that the Company is required to dispose of on or before March 31, 2009.
     Matrix has made an initial deposit of $1,250,000 (“Initial Deposit”) in connection with the execution of the Danbury Purchase Agreement. The Initial Deposit is non-refundable except in the event the Company does not meet its closing conditions. Matrix is required to make a second deposit of $5,000,000 (“Additional Deposit,” and collectively with the Initial Deposit, the “Deposit”) on or prior to January 8, 2009, the last day of the inspection period (the “Inspection Period”) if it wishes to proceed with the transaction. The Company may terminate the agreement if Matrix fails to timely make the Additional Deposit.
     Pursuant to the terms of the Danbury Purchase Agreement, Matrix must provide notice of any defect, exception or other affecting the Property (the “Title Defects”), which are unacceptable to Matrix. The Company shall have up until two (2) business days prior to the expiration of the Inspection Period to provide written notice to Matrix that the Company intends to cure or remove Matrix’s title objections. If no such written affirmation is made by the Company, Matrix shall be entitled, as its sole and exclusive remedy, to (i) terminate the agreement (in which event the Deposit shall be paid to the Company), or (ii) waive the objections and close the transaction as otherwise contemplated. If Matrix elects to proceed, the closing of the purchase is expected to occur 60 days subsequent to the end of the Inspection Period (March 2, 2009), or such earlier date as shall be mutually agreed to by the parties, subject to customary closing conditions.
     The foregoing is only intended to be a summary of the terms of the Danbury Purchase Agreement, and is not intended to be a complete discussion of such document. Accordingly, it is qualified in its entirety by reference to the full text of the Danbury Purchase Agreement, which is annexed as an Exhibit to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d)	The following are filed as Exhibits to this Current Report on Form 8-K:
99.1	Agreement for Purchase and Sale of Real Property and Escrow Instructions, dated as of October 31, 2008, by and between GERA Danbury LLC and Matrix Connecticut, LLC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS COMPANY

By:	/s/ Richard W. Pehlke Richard W. Pehlke
Executive Vice President and Chief
Financial Officer
Dated: November 5, 2008

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Agreement for Purchase and Sale of Real Property and Escrow Instructions, dated as of October 31, 2008, by and between GERA Danbury LLC and Matrix Connecticut, LLC.